Exhibit 99.1

SCHEDULE OF PURCHASERS

PURCHASER		PRINCIPAL AMOUNT OF NOTE	NUMBER OF WARRANTS
1.	Nob Hill Capital Partners, LP	$288,330	110,471
2.	Nob Hill Capital Associates	$51,000	19,540
3.	Robert A. Naify Living Trust	$572,520	219,356
4.	Michael A. Naify Testamentary Trust	$249,600	95,632
5.	Willow Creek Capital Partners, LP	$339,330	130,011
6.	Gary Shemano	$50,700	19,425
7.	M. G. King Investment, LP	$250,000	95,785
8.	Richard Greene	$100,000	38,314
9.	Richard Greene—IRA	$50,000	19,157
10.	Filin Corporation	$75,000	28,736
11.	Keith Kretschmer	$100,000	38,314
12.	James Samuels / Patricia Samuels	$50,000	19,157
13.	Charles Evans	$25,000	9,579
14.	William O'Neill	$25,000	9,579
15.	Jonathan Plutzik / Leslie Goldwasser Plutzik	$100,000	38,314
16.	Steve Kaitz	$100,000	38,314
17.	Ralph B. Wagner	$50,000	19,157
18.	Stephen L. Watson	$100,000	38,314
19.	Michael Mark	$75,000	28,736
20.	Frederick B. Bamber	$50,000	19,157
21.	Jeff Friedman	$50,000	19,157
22.	Norm Doelling	$25,000	9,579
23.	Stuart Efland	$50,000	19,157
24.	SF Capital	$500,000	191,571
25.	Lagunitas Partners Ltd.	$900,000	344,828
26.	Gruber & McBaine International	$400,000	153,257
27.	John T. Serfass, Jr.	$25,000	9,579

	TOTALS	$4,651,480	1,782,176